Filed Pursuant to Rule 424(b)(5)
Registration No. 333-172782

Prospectus Supplement to Prospectus dated March 28, 2011

4,100,000 Shares

Insulet Corporation

Common stock

We are offering to sell 4,100,000 shares of our common stock through this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The NASDAQ Global Market under the symbol “PODD”. The last reported sale price of our common stock on January 3, 2013 was $21.72 per share.

Investing in our common stock involves risks, including those described in the “Risk Factors” section beginning on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$20.75	$85,075,000
Underwriting discount	$0.98	$4,018,000
Proceeds, before expenses to Company	$19.77	$81,057,000

We have granted the underwriter a 30-day option to purchase up to an additional 615,000 shares of our common stock at the public offering price less the underwriting discount to cover any over-allotments.

The underwriter may offer our common stock in transactions in the over-the-counter market or through negotiated transactions at market prices or negotiated prices.

The underwriter expects to deliver the shares against payment in Boston, Massachusetts on January 9, 2013.

Canaccord Genuity

The date of this Prospectus Supplement is January 4, 2013

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information,” before making your investment decision.

S-ii

SUMMARY

This summary highlights certain information more fully described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully before making an investment decision. Unless the context otherwise requires, all references to “we,” “us,” “our company” or “the Company” in this prospectus supplement refers to Insulet Corporation, a Delaware corporation, and its wholly-owned subsidiaries.

Insulet Corporation

We are a medical device company that develops, manufactures and markets an innovative, discreet and easy-to-use insulin infusion system for people with insulin-dependent diabetes. Our proprietary OmniPod Insulin Management System (the “OmniPod System”), which consists of our OmniPod disposable insulin infusion device and our handheld, wireless Personal Diabetes Manager (“PDM”), is the only commercially-available insulin infusion system of its kind. Conventional insulin pumps require people with insulin-dependent diabetes to learn to use, manage and wear a number of cumbersome components, including up to 42 inches of tubing. In contrast, the OmniPod System features only two discreet, easy-to-use devices that eliminate the need for a bulky pump, tubing and separate blood glucose meter, provides for virtually pain-free automated cannula insertion, communicates wirelessly and integrates a blood glucose meter. We believe that the OmniPod System’s unique proprietary design offers significant lifestyle benefits to people with insulin-dependent diabetes.

The U.S. Food and Drug Administration (“FDA”) approved the OmniPod System in January 2005. In October 2005, we shipped our first commercial OmniPod System. In June 2011, we acquired Neighborhood Holdings, Inc. and their wholly-owned subsidiaries (collectively, “Neighborhood Diabetes”) in order to expand our full suite diabetes management product offerings and obtain access to a larger number of insulin dependent patients.

We sell the OmniPod System and other diabetes management supplies in the United States through direct sales to customers or through our distribution partners. The OmniPod System is currently available in multiple countries in Europe through our exclusive distribution partner, Ypsomed Distribution AG (“Ypsomed”), and in Canada through our exclusive distribution partner, GlaxoSmithKline Inc. (“GSK”).

On December 14, 2012, we announced that we have received 510(k) clearance from the FDA for our next generation OmniPod System. The new OmniPod insulin pump is more than one-third smaller and one-quarter lighter than the original model, while maintaining the same 200-unit insulin reservoir capacity and easy-to-use features. In addition to the smaller, lighter Pod, the new OmniPod System includes an updated PDM that features a series of enhancements. In August 2011, we received CE Mark approval for the new OmniPod System, which is now commercially available in certain European countries.

Our Corporate Information

Insulet Corporation is a Delaware corporation formed in 2000. Our principal offices are located at 9 Oak Park Drive, Bedford, Massachusetts 01730, and our telephone number is (781) 457-5000. Our website address is http://www.MyOmniPod.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement or accompanying prospectus, and you should not consider it part of this prospectus supplement or accompanying prospectus.

THE OFFERING

Common stock offered by us	4,100,000 shares (or 4,715,000 shares of common stock if the over-allotment option is exercised in full).

Common stock to be outstanding after this offering	52,214,876 shares (or 52,829,876 shares of common stock if the over-allotment option is exercised in full).

Over-allotment option	We have granted to the underwriter an option to purchase up to 615,000 shares of common stock at the public offering price less the underwriting discount to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the closing of this offering.

Use of proceeds	We intend to use the net proceeds to fund sales and marketing activities associated with our next generation OmniPod System, to fund product development and for general corporate purposes. See “Use of Proceeds” on page S-6.

Dividend policy	We have never declared or paid any dividends to the holders of our common stock, and we do not expect to pay cash dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the expansion of our business and for general corporate purposes.

NASDAQ Global Market symbol	“PODD”.

Risk Factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2011, and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

The number of shares of common stock to be outstanding after this offering is based on 48,114,876 shares outstanding as of September 30, 2012 and excludes:

•	2,693,936 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2012 at a weighted average exercise price per share of $13.01;

•	863,651 shares of unvested restricted stock units as of September 30, 2012;

•	62,752 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2012 at a weighted average exercise price per share of $9.56; and

•	an aggregate of up to 7,889,149 shares of common stock reserved for future issuance under our Amended and Restated 2007 Stock Option and Incentive Plan and our 2007 Employee Stock Purchase Plan.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise by the underwriter of its over-allotment option.

RISK FACTORS

An investment in our common stock involves risks. You should consider carefully the risks described below together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2011, and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. If any of these risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline, and you may lose all or part of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the net proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds we receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds we receive from this offering in a manner that does not produce income or that loses value.

You will experience immediate dilution as a result of this offering.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of the 4,100,000 shares of common stock in this offering, and based on a public offering price of $20.75 per share in this offering and a pro forma net tangible book value per share of our common stock of $1.32 as of September 30, 2012, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $19.43 per share in the net tangible book value of the common stock. If the underwriter exercises its over-allotment option, you will experience additional dilution. See “Dilution” on page S-9 for a more detailed discussion of the dilution you will incur in connection with this offering.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein may include, for example, statements about:

•	our estimates regarding revenues, expenses, capital requirements and needs for additional financing;

•	our manufacturing capacity in future periods;

•	our per unit production cost of the OmniPod System;

•	our ability to reduce the per unit production cost of the OmniPod System;

•	our ability to raise additional funds in the future;

•	our research, development, commercialization, and other activities and projected expenditures;

•	our ability to obtain regulatory approvals for future products;

•	our intellectual property position;

•	our cash needs;

•	our plans to pursue the use of the OmniPod System technology for the delivery of drugs other than insulin;

•	our ability to successfully launch our next generation OmniPod System;

•	the outcome of pending or future patent infringement or other litigation or claims;

•	the implementation of our business strategies, including our manufacturing strategies and the expansion of our sales and marketing efforts across the United States and internationally; and

•	our financial performance.

The forward-looking statements contained in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with our dependence on the OmniPod System; our ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; the impact of healthcare reform legislation; our inability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or other third-party suppliers on which we are dependent; failure by us to retain supplier pricing discounts and achieve satisfactory gross margins; failure by us to retain key supplier and payor partners; international business risks; our inability to obtain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key partner payors and their members; failure to retain and manage successfully our Medicare and Medicaid business; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting our business; potential termination of our license to incorporate a blood glucose meter into the OmniPod System; our ability to protect our intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that our current or future products infringe the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of our contract manufacturers or component suppliers to comply with FDA’s quality system regulations, the potential violation of federal or state laws prohibiting “kickbacks” or protecting patient health information, or any challenges to or investigations into our practices under these laws; product liability lawsuits that may be brought against us; reduced retention rates; unfavorable results of clinical studies relating to the OmniPod System or the products of our competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to our products; the expansion, or attempted expansion, into foreign markets; the concentration of substantially all of our manufacturing capacity at a single location in China and substantially all of our inventory at a single location in Massachusetts; our ability to attract and retain key personnel; our ability to manage our growth; intense competition among distributors of diabetes supplies impairing our business; loss of an opportunity to sell insulin pumps to customers who are supplied by our competitors; existence of unanticipated liabilities arising in connection with the Neighborhood Diabetes business; fluctuations in quarterly results of operations; risks associated with potential future acquisitions; the costs associated with the acquisition of Neighborhood Diabetes; our ability to generate sufficient cash to service all of our indebtedness; the expansion of our distribution network; our ability to successfully maintain effective internal controls; the volatility of our common stock; risks related to future sales of our common stock or the conversion of the 5.375% Convertible Senior Notes due June 15, 2013 or 3.75% Convertible Notes due June 15, 2016; potential limitations on our ability to use our net operating loss carryforwards; anti-takeover provisions in our organizational documents; and those factors described in the sections entitled “Risk Factors” in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $80.6 million, after deducting the underwriting discount and estimated offering expenses, assuming no exercise of the underwriter’s over-allotment option. We intend to use the net proceeds to fund sales and marketing activities associated with our next generation OmniPod System, to fund product development and for general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including our sales and marketing activities, the status of our product development efforts, and the amount of cash generated or used by our operations and competition. Accordingly, investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities. We cannot predict whether these investments will yield a favorable return.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings in our business, and we do not anticipate paying any cash dividends. Whether or not to declare any dividends will be at the discretion of our board of directors, considering then-existing conditions, including the terms of our credit arrangements as well as our financial condition and results of operations, capital requirements, business prospects and other factors that our board of directors considers relevant.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on the NASDAQ Global Market under the trading symbol “PODD” since our initial public offering on May 15, 2007. Prior to that time, there was no public market for our common stock. The following table sets forth the high and low sales prices of our common stock, as reported by the NASDAQ Global Market, for each of the periods listed.

	High	Low
Fiscal 2013
First Quarter (through January 3, 2013)	$21.77	$21.25
Fiscal 2012
First Quarter	$21.00	$17.35
Second Quarter	$21.73	$16.85
Third Quarter	$22.36	$17.95
Fourth Quarter	$22.35	$18.50
Fiscal 2011
First Quarter	$21.34	$15.33
Second Quarter	$22.33	$18.10
Third Quarter	$23.33	$14.69
Fourth Quarter	$19.33	$14.00

The last reported sale price of our common stock on the NASDAQ Global Market on January 3, 2013 was $21.72 per share. As of January 3, 2013, we had approximately 20 holders of record of our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2012 on a historical basis and as adjusted to give effect to this offering and the application of the estimated net proceeds of this offering as described under “Use of Proceeds.” This table should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2012, which is incorporated by reference into the accompanying prospectus.

	As of September 30, 2012
	Historical	As Adjusted
	(In thousands, except share data)
	(Unaudited)
Cash and cash equivalents	$63,443	$144,050
Current portion of long-term debt	14,134	14,134
Long-term debt	101,517	101,517
Other long-term liabilities	1,670	1,670

Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized and no shares outstanding	—	—
Common stock, $.001 par value; 100,000,000 shares authorized and 48,114,876 shares issued and outstanding, actual; 52,214,876 shares issued and outstanding, as adjusted	48	52
Additional paid-in capital	521,761	602,364
Accumulated deficit	(482,696)	(482,696)

Total stockholders’ equity	39,113	119,720

Total capitalization	$156,434	$237,041

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

Our net tangible book value as of September 30, 2012 was approximately $(11.9) million, or $(0.25) per share. Net tangible book value per share represents the amount of our total tangible assets minus total liabilities, divided by the total number of shares of common stock outstanding.

After giving effect to the receipt of net proceeds of $80.6 million from the sale of the 4,100,000 shares of our common stock in this offering at a price of $20.75 per share, and after deducting the underwriting discounts and our estimated offering expenses, our pro forma net tangible book value as of September 30, 2012 would have been approximately $68.7 million, or approximately $1.32 per share. This represents an increase in net tangible book value of approximately $1.57 per share and an immediate dilution of approximately $19.43 per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share		$20.75
Net tangible book value per share as of September 30, 2012	$(0.25)
Increase per share attributable to this offering	$1.57

Pro forma net tangible book value per share as of September 30, 2012, after giving effect to this offering		$1.32

Dilution per share to new investors		$19.43

If the underwriter exercises its over-allotment option in full, our net tangible book value will increase to approximately $1.53 per share, representing an increase in pro forma net tangible book value of $1.78 per share, and an immediate dilution of approximately $19.22 per share to new investors.

The following table summarizes, on an adjusted basis as of September 30, 2012, after giving effect to this offering at the public offering price of $20.75 per share, stock purchased from us and the total consideration and average price per share paid by existing stockholders and by new investors:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	48,114,876	92.1%	$521,809,000	86.0%	$10.85
New investors	4,100,000	7.9%	$85,075,000	14.0%	$20.75
Total	52,214,876	100.0%	$606,884,000	100.0%	$11.62

The above discussions and tables are based on 48,114,876 shares outstanding as of September 30, 2012 and excludes:

•	2,693,936 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2012 at a weighted average exercise price per share of $13.01;

•	863,651 shares of unvested restricted stock units as of September 30, 2012;

•	62,752 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2012 at a weighted average exercise price per share of $9.56; and

•	an aggregate of up to 7,889,149 shares of common stock reserved for future issuance under our Amended and Restated 2007 Stock Option and Incentive Plan and our 2007 Employee Stock Purchase Plan.

UNDERWRITING

We intend to offer shares of our common stock through the underwriter, Canaccord Genuity Inc. We have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 4,100,000 shares of our common stock.

The underwriter has agreed to purchase all of the shares of our common stock (other than those covered by the over-allotment option described below) sold under the underwriting agreement. The underwriter is offering the shares of our common stock, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the common stock and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Commissions and Discounts

In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of an underwriting discount.

The expenses of the offering are estimated to be approximately $450,000. We are responsible for all expenses related to the offering, whether or not it is completed, and up to $125,000 of the expenses of the underwriter, including fees and expenses of the underwriter’s legal counsel.

Over-Allotment Option

We have granted an option to the underwriter to purchase up to 615,000 additional shares of our common stock at the public offering price less the underwriting discount. The underwriter may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments.

Lock-Up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Securities Exchange Commission a registration statement under the Securities Act of 1933 relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clauses (i) and (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement. The foregoing restrictions do not apply to certain transactions, including:

•	the sale of shares of common stock to the underwriter;

•	any shares of our common stock issued upon the exercise of warrants outstanding as of the date hereof or any options or restricted stock granted under our stock option plans;

•	any shares of our common stock issued upon the conversion or exchange of outstanding convertible notes pursuant to the terms of the instruments governing such securities as in effect

•	any of our securities issued upon the conversion, swap or exchange of convertible notes outstanding as of the date hereof; or

•

the filing and effectiveness under the Securities Act of any registration statement (or any supplement or amendment to any previously-filed registration statement) that the Company may be required to file with the Securities and Exchange Commission pursuant to any rights of the holders of warrants outstanding as of the date hereof, and the filing and effectiveness under the Securities Act of any registration statement on Form S-8 relating to inducement grants made by the Company prior to the date hereof.

In addition, our directors and executive officers have entered into lock up agreements with the underwriter prior to the commencement of this offering pursuant to which these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of Canaccord Genuity Inc., (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (including, without limitation, common stock which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, or (iii) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clauses (i) and (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The foregoing restrictions will not apply to transfers of our common stock by our directors and executive officers:

•	pursuant to a Rule 10b5-1 trading plan in effect on the date hereof;

•	as a bona fide gift or gifts or by will or intestacy;

•	to any trust for the direct or indirect benefit of such director or executive officer or the immediate family of such director or executive officer;

•	in any transaction with respect to shares of common stock acquired in this offering or in market transactions after completion of this offering; or

•

establishment by such director or executive officer of a Rule 10b5-1 trading plan, provided that any sale of shares of common stock pursuant to any such plan shall be subject to the foregoing restrictions.

Our common stock is listed on the NASDAQ Global Market under the symbol “PODD”.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising its over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase shares in the open market to cover the position.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if a representative of the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriter that sold those shares as part of this offering to repay the underwriting discount received by it.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NASDAQ Global Market, in the over-the-counter market or otherwise. The underwriter and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of its business, for which it may receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for its own account or the account of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Insulet Corporation, that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission’s web site at http://www.sec.gov.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the shares of our common stock offered by this prospectus supplement. The underwriter is being represented in connection with this offering by Choate Hall & Stewart LLP, Boston, Massachusetts.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus supplement and later information that we file as opposed to furnish with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus supplement and the documents listed below.

We incorporate by reference the specific documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on February 28, 2012;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the Securities and Exchange Commission on April 2, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which was filed with the Securities and Exchange Commission on May 9, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which was filed with the Securities and Exchange Commission on August 8, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which was filed with the Securities and Exchange Commission on November 8, 2012;

•

Current Reports on Form 8-K (other than information furnished not filed), which were filed with the Securities and Exchange Commission on April 11, 2012, May 4, 2012, July 26, 2012, October 25, 2012, December 14, 2012, and December 21, 2012;

•	The description of our common stock contained in the Registration Statement on Form 8-A, which was filed on May 11, 2007, and all amendments and reports updating such description; and

•

The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A, which was filed on November 20, 2008, and all amendments and reports filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or in a previously filed document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or was deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Warrants

Units

From time to time, we may offer and sell up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “PODD.” On March 10, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $17.66. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2011

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell common stock, preferred stock, warrants or units, or any combination of these securities, in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

ABOUT INSULET CORPORATION

We are a medical device company that develops, manufactures and markets an innovative, discreet and easy-to-use insulin infusion system for people with insulin-dependent diabetes. Our proprietary OmniPod Insulin Management System, or OmniPod System, which consists of our OmniPod disposable insulin infusion device and our handheld, wireless Personal Diabetes Manager, is the only commercially-available insulin infusion system of its kind. Conventional insulin pumps require people with insulin-dependent diabetes to learn to use, manage and wear a number of cumbersome components, including up to 42 inches of tubing. In contrast, the OmniPod System features only two discreet, easy-to-use devices that eliminate the need for a bulky pump, tubing and separate blood glucose meter, provide for virtually pain-free automated cannula insertion, communicate wirelessly and integrate a blood glucose meter. We believe that the OmniPod System’s unique proprietary design offers significant lifestyle benefits to people with insulin-dependent diabetes.

The U.S. Food and Drug Administration, or FDA, approved the OmniPod System in January 2005 and we began commercial sale of the OmniPod System in the United States in October 2005. Since the commercial launch of the OmniPod System, we have progressively expanded our marketing efforts from an initial focus in the Eastern United States, to providing availability of the OmniPod System in the entire United States. In January 2010, we entered into a distribution agreement with Ypsomed Distribution AG, or Ypsomed, to become the exclusive distributor of the OmniPod System in eleven countries. Through our partnership with Ypsomed, the OmniPod System is now or will soon be available in seven markets including Germany, the United Kingdom, France, the Netherlands, Sweden, Norway and Switzerland. We expect that Ypsomed will begin distributing the OmniPod System, subject to approved reimbursement, in the other markets under the agreement in 2011 and 2012. In February 2011, we entered into a distribution agreement with GlaxoSmithKline plc to become the exclusive distributor of the OmniPod System in Canada. We focus our sales and marketing efforts towards key diabetes practitioners, academic centers and clinics specializing in the treatment of diabetic patients, as well as individual diabetic patients.

Insulet Corporation is a Delaware corporation formed in 2000. Our principal executive offices are located at 9 Oak Park Drive, Bedford, Massachusetts 01730, and our telephone number is (781) 457-5000. Our website address is http://www.insulet.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which is on file with the SEC and is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. We may, in some cases, use words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements in this prospectus may include, for example, statements about:

•	our estimates regarding revenues, expenses, capital requirements and needs for additional financing;

•	our manufacturing capacity in future periods;

•	our per unit production cost of the OmniPod;

•	our ability to reduce the per unit production cost of the OmniPod;

•	our ability to raise additional funds in the future;

•	our research, development, commercialization, and other activities and projected expenditures;

•	our ability to obtain regulatory approvals for the next generation OmniPod as well as any other future products;

•	our intellectual property position;

•	our cash needs;

•	our plans to pursue the use of the OmniPod System technology for the delivery of drugs other than insulin;

•	the implementation of our business strategies, including our manufacturing strategies and the expansion of our sales and marketing efforts across the United States and internationally; and

•	our financial performance.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the documents that we incorporate by reference in this prospectus, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth the ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below (in thousands). We have had no preferred shares outstanding since May 2007 and have not paid any dividends on preferred shares during the periods indicated.

	2006	2007	2008	2009	2010
Deficiency of earnings to cover fixed charges	(36,172)	(54,249)	(95,134)	(72,450)	(61,361)
Ratio of earnings to fixed charges	(1)	(1)	(1)	(1)	(1)

(1)	For purposes of computing this ratio of earnings to fixed charges, fixed charges consist of cash interest expense on long-term debt and capital leases, amortization of debt discounts and deferred financing costs and that portion of rental expense deemed to be representative of interest. Earnings consist of loss before income taxes plus fixed charges. Earnings were insufficient to cover fixed charges by $36.2 million in 2006, $54.2 million in 2007, $95.1 million in 2008, $72.5 million in 2009 and $61.4 million in 2010.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including the expansion of our sales and marketing activities, funding of research and development and general and administrative expenses. We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities. We cannot predict whether these investment will yield a favorable return.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus sup-

plement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants;

•	units; and

•	any combination of the foregoing securities.

In this prospectus, we will refer to the common stock, preferred stock, warrants and units collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $150,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Eighth Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We refer in this section to our Eighth Amended and Restated Certificate of Incorporation as our certificate of incorporation, and we refer to our Amended and Restated By-Laws as our by-laws. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of our common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of March 10, 2011, we had 45,675,273 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting

Holders of our common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. Holders of our common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. We have never declared or paid cash dividends on our capital stock. We do not intend to pay cash dividends in the foreseeable future.

Liquidation and Dissolution

Upon our liquidation or dissolution, the holders of our common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at the time.

Other Rights and Restrictions

Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Our common stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer the stockholder’s shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “PODD.” On March 10, 2011, the last reported sale price for our common stock on The NASDAQ Global Market was $17.66 per share. As of March 10, 2011 we had approximately 25 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, of which 40,000 are authorized for issuance of Series A Junior Participating Cumulative Preferred Stock, none of which are outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	any procedures for auction and remarketing;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred stock will be represented by depository shares;

•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a

“business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by:

•	persons who are directors and also officers, and

•	employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Staggered Board of Directors

Our certificate of incorporation and by-laws provide that our board of directors be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation provides that our stockholders may not take any action by written consent, but only may take action at duly called annual or special meetings of stockholders. Our by-laws further provide that special meetings of our stockholders may be only called by our board of directors with a majority vote of our board of directors.

Stockholder Rights Plan; Series A Junior Participating Cumulative Preferred Stock

On November 14, 2008, our board of directors adopted a Stockholder Rights Plan, pursuant to which all stockholders of record as of the close of business on November 15, 2008 received rights to purchase shares of a newly-created series of preferred stock. Each right entitles the registered holder to purchase from us one ten-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of the Company at an exercise price of $35.00 per right, subject to adjustment. Initially each right is attached to and trades with our common stock and is not currently exercisable. Each right will separate and become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (which includes for this purpose stock subject to a derivative transaction or an acquired derivative security), other than as a result of repurchases of stock by us or certain inadvertent actions by a shareholder or (ii) the close of business on the tenth business day (or such later day as our board of directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of our common stock.

If a person or group acquires 15% or more of our outstanding common stock, all right holders, except such person or group, will be entitled to acquire our common stock at a discount. In the event that we (i) consolidate with, or merge with and into, any other person, and we are not the continuing or surviving corporation, (ii) any person consolidates with us, or merges with and into us and we are the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of our common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or (iii) 50% or more of our assets or earning power is sold, mortgaged or otherwise transferred, each holder of a right will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Until a right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for units, other securities of ours, other consideration or for common stock of an acquiring company.

Our board of directors may terminate the Stockholder Rights Plan at any time, amend the Stockholder Rights Plan without the approval of any holders of the rights or redeem the rights prior to the time a person or group acquires 15% or more of our common stock. The rights are protected by customary anti-dilution provisions and will expire on November 15, 2018. The rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of our initial public offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our by-laws will also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Removal of Directors

Our certificate of incorporation provides that a director on our board of directors may be removed from office only with cause and only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock and preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of common stock as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to the common stock, preferred stock and warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any of the foregoing.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement the nature of any such relationship, naming the applicable underwriter.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

The warrants and the units that we may offer will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our Securities and Exchange Commission file number is 001-33462. We incorporate by reference the specific documents listed below.

•	Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the Securities and Exchange Commission on March 10, 2011;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the Securities and Exchange Commission on March 11, 2011;

•	The description of our common stock contained in the Registration Statement on Form 8-A, which was filed on May 11, 2007, and all amendments and reports updating such description; and

•

The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A, which was filed on November 20, 2008, and all amendments and reports updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the date on which the registration statement containing this prospectus has been withdrawn shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus or in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attn: Secretary. Telephone requests may be directed to the Secretary at (781) 457-5000. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Insulet Corporation, that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission’s web site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year-ended December 31, 2010, and the effectiveness of our internal controls over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the securities offered by this prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

4,100,000 Shares

Insulet Corporation

Common stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

January 4, 2013